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                                                                  Exhibit (h)(6)

                                                           Date: August 30, 2007

                                   SCHEDULE A
                                     TO THE
                            TRANSFER AGENCY AGREEMENT
                                     BETWEEN
                               THE COVENTRY GROUP
                                       AND
                  BOSTON TRUST & INVESTMENT MANAGEMENT COMPANY
                  (F/K/A UNITED STATES TRUST COMPANY OF BOSTON)

Name of Fund

Boston Trust Balance Fund
Boston Trust Equity Fund
Boston Trust Small Fund
Boston Trust Midcap Fund
Walden Social Balanced Fund
Walden Social Equity Fund

                                  BOSTON TRUST & INVESTMENT MANAGEMENT COMPANY
THE COVENTRY GROUP                (F/K/A/ UNITED STATES TRUST COMPANY OF BOSTON)


By: /s/ David Bunstine                  By: /s/ Lucia Santini
    ---------------------------------       ------------------------------------
Name: David Bunstine                    Name: Lucia Santini
      -------------------------------         ----------------------------------
Title: President                        Title: Senior Vice President
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